EXHIBIT 3.05

CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
KANA SOFTWARE, INC.

Kana Software, Inc., a Delaware corporation, does hereby certify:

FIRST:  The name of the corporation is Kana Software, Inc. (the “Corporation”).  The Corporation’s original Certificate of Incorporation was filed with the Delaware Secretary of State on June 17, 1999.  The Corporation’s Amended and Restated Certificate of Incorporation was filed on September 15, 1999, as amended by a Certificate of Amendment filed on September 20, 1999.  The Corporation’s Second Amended and Restated Certificate of Incorporation was filed on September 24, 1999, as amended by Certificates of Amendment filed on April 18, 2000, June 29, 2001, December 11, 2001, November 21, 2005 and a Certificate of Designation filed on January 27, 2006.  The Corporation was originally incorporated under the name “Kana Communications, Inc.”

SECOND:  Pursuant to Section 242(b) of the Delaware General Corporation Law (the “DGCL”), the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each entitled to vote as a class has approved, the amendment to the Second Amended and Restated Certificate of Incorporation set forth in this Certificate of Amendment.

THIRD:  Pursuant to Section 242 of the DGCL, Article I of the Second Amended and Restated Certificate of Incorporation shall be amended by deleting it in its entirety and substituting the following in its entirety:

“ARTICLE I

The name of this corporation is SWK Holdings Corporation (the ‘Corporation’).”

 [Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 23rd day of December, 2009 and the foregoing facts stated herein are true and correct.

KANA SOFTWARE, INC.

By	/s/ Michael S. Fields
Michael S. Fields
Chief Executive Officer

[Signature Page to Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Kana Software, Inc.]